RUBY TUESDAY, INC.

Financial Results For the First Quarter
of  Fiscal Year 2005
(Amounts in thousands)

CONDENSED BALANCE SHEETS	August 31, 2004	June 1, 2004
Assets
Cash and Short-Term Investments	$ 6,902	$ 19,485
Accounts and Notes Receivable	10,223	9,978
Inventories	14,104	13,647
Deferred Income Taxes	1,592	1,975
Income Tax Receivable	0	2,941
Prepaid Rent	2,171	2,173
Assets Held for Disposal	3,943	3,030
Other Current Assets	8,218	6,450
Total Current Assets	47,153	59,679
Property and Equipment, Net	770,708	753,319
Goodwill, Net	7,845	7,845
Notes Receivable, Net	32,494	33,366
Other Assets	65,872	64,324
Total Assets	$924,072	$918,533

Liabilities
Current Liabilities	$ 92,983	$ 90,542
Long-Term Debt	164,883	168,087
Deferred Income Taxes	51,275	51,310
Other Deferred Liabilities	82,524	81,810
Total Liabilities	391,665	391,749
Shareholders' Equity	532,407	526,784
Total Liabilities and
Shareholders' Equity	$924,072	$918,533